EXHIBIT 10.2

                FIRST AMENDMENT TO STOCK OPTION AGREEMENT 07-025

         This First Amendment to the Stock Option Agreement (the "First Amendment") is made and entered into effective as of November 12, 2007
("Effective Date") by and between the XsunX, Inc., a Colorado Corporation ("Company"), and Thomas Anderson, an individual ("Optionee"). The Company and or the Optionee hereinafter may be referred to individually as a "party" and collectively as the "parties."

                                    RECITALS

         A. The Company and Optionee are parties to that certain Stock Option Agreement #07-025 effective October 23, 2007, as amended ("Agreement"), under which the Company provided Optionee with a grant of options to purchase common stock of the Company in accordance with the terms and conditions set forth therein.

         B. The Company and Optionee now wish to amend the Stock Option Agree-ment as of the Effective Date in accordance with the terms set forth herein.

         NOW THEREFORE, in consideration of the foregoing Recitals, which are made a part of this Amendment, the mutual covenants, agreements, and representations contained in this Amendment, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. AMENDED TERMS.

1.1 The total option share grant providing for 1,250,000 option shares shall be modified to provide 1,500,000 total option shares.

1.2 Section 3.i (b) of the Agreement is amended and replaced by the following language:

     "Beginning October 1, 2007 the Option shall vest and become exercisable at the rate of 62,500 Shares upon the anniversary of each calendar quarter of continuous service as a Director, or prorated portion thereof, for services rendered as a member of the Company Board of Directors up to a total of 500,000 shares."

2. MISCELLANEOUS.

         2.1. Counterparts. This First Amendment may be executed in two or more counterparts, each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile signatures shall be effective as original signatures.

         2.2. Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

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         2.3.  Entire  Agreement  and No Oral  Amendment.  This First  Amendment
constitutes the entire and exclusive agreement of the parties with respect to its subject matter and supersedes any and all prior or contemporaneous oral or written representations, understandings, or agreements relating thereto. Without limiting the foregoing, the parties expressly affirm that each term and provision of the Agreement and remains unchanged except as specifically modified by the First Amendment. This First Amendment may be modified, supplemented or changed only by an agreement in writing which makes specific reference to this First Amendment and which is signed by the parties.

         IN WITNESS WHEREOF, the parties by their signatures hereto have caused this First Amendment to be effective as of the Effective Date. The persons signing below warrant their authority to sign the First Amendment on behalf of the Company and Optionee, respectively.

XsunX, Inc.                                Optionee



By:                                        By:
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     Signature                             Signature

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     Printed Name                          Printed Name

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     Title                                 Title

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     Date                                  Date